Davisson & Associates, PA

ATTORNEYS AND COUNSELORS AT LAW

4124 Quebec avenue North, Suite 306

MINNEAPOLIS, MINNESOTA 55427

TELEPHONE (763) 355-5678

FACSIMILE (763) 355-5679

September 11, 2019

Earth Science Tech, Inc.

5080 Spectrum Drive, Suite 1000

Addison, Texas 75001

Re: Registration Statement on Form S-1 for Earth Science Tech, Inc., a Nevada corporation

Ladies and Gentlemen:

We have acted as counsel to Earth Science Tech, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by certain selling stockholders of up to 5,873,370 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable to GHS Investments, LLC (“GHS”) pursuant to the terms of an Equity Financing Agreement (the “EFA Shares”).

The offering of the shares of Common Stock will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

As a result of and subject to the foregoing, we are of the following opinion:

Upon their issuance to GHS pursuant to the terms and conditions of the Equity Financing Agreement with GHS, the EFA Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We have relied as to certain matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Constitution of the State of Nevada, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very Truly Yours,

/s/ Davisson & Associates, PA
Davisson & Associates, PA